UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2012

CITIBANK CREDIT CARD ISSUANCE TRUST
(Issuing Entity in respect of the Notes)
(Exact name of issuing entity as specified in its charter)

DELAWARE	333-145220-01	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

CITIBANK CREDIT CARD MASTER TRUST I
(Issuing Entity in respect of the Collateral Certificate)
(Exact name of issuing entity as specified in its charter)

NEW YORK	333-145220-02	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

CITIBANK, N.A.
(Exact name of depositor and sponsor as specified in its charter)

UNITED STATES OF AMERICA	333-145220-03	13-5266470
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

399 Park Avenue New York, New York	10043
(Address of principal executive offices of depositor and sponsor)	(Zip Code)

Registrant's telephone number, including area code:  (212) 559-1000
(Former name or former address, if changed since last report):  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 10, 2012, Citibank, N.A., as Seller and Servicer, and Deutsche Bank Trust Company Americas, as Trustee, entered into Amendment No. 1 dated as of July 10, 2012 to the Amended and Restated Series 2009 Supplement dated as of August 9, 2011.  The amendment increased the principal amount of the Series 2009 Certificate and the amount of credit enhancement provided by the Series 2009 Certificate to the Series 2000 Certificate (“collateral certificate”) from 4.45230% to 7.66865% of the invested amount of the collateral certificate.  The collateral certificate is Citibank Credit Card Issuance Trust’s primary asset and source of funds for the payment of principal and interest on its notes.

The amendment to the Series 2009 Supplement is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit 99.1	Amendment No. 1 dated as of July 10, 2012 to the Amended and Restated Series 2009 Supplement dated as of August 9, 2011 to the Second Amended and Restated Pooling and Servicing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIBANK, N.A.,
as Depositor of Citibank Credit Card Issuance Trust
and Citibank Credit Card Master Trust I
(Registrant)

By: /s/ Douglas C. Morrison
Douglas C. Morrison
Vice President

Dated:  July 10, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment No. 1 dated as of July 10, 2012 to the Amended and Restated Series 2009 Supplement dated as of August 9, 2011 to the Second Amended and Restated Pooling and Servicing Agreement

4